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                                                                        EX-23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 (File No. 33-XXXXX) of our reports for the dates and periods indicated in such reports on our audits of the financial statements of Newcor, Inc., Machine Tool & Gear, Inc., The Deco Group, and Turn-Matic, Inc. appearing on pages F-2, F-22, F-30 and F-39, respectively, in such Registration Statement. We also consent to the reference of our Firm under the caption "Experts."



Detroit, Michigan
April 29, 1998